Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-l

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) [    ]

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

400 Madison Avenue, 4th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor

New York, NY 10017, James D. Heaney, Managing Director, (212) 750-6474

(Name, address and telephone number of agent for services)

Clear Channel Communications, Inc.*

(Exact name of obligor as specified in its charter)

Texas	74-1787539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 East Basse Road San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

10.75% Senior Cash Pay Notes due 2016

Guarantees of 10.75% Senior Cash Pay Notes due 2016

11.00%/11.75% Senior Toggle Notes due 2016

Guarantees of 11.00/11.75% Senior Toggle Notes due 2016

(Title of the indenture securities)

* The co-obligors listed on the next pages are also included in this Form T-l as additional obligors.

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Ackerley Broadcasting Operations, LLC	Delaware	20-3731411	200 East Basse Road San Antonio, TX 78209
AMFM Air Services, Inc.	Delaware	75-2771440	200 East Basse Road San Antonio, TX 78209
AMFM Broadcasting Licenses, LLC	Delaware	01-0824545	200 East Basse Road San Antonio, TX 78209
AMFM Broadcasting, Inc.	Delaware	95-4068583	200 East Basse Road San Antonio, TX 78209
AMFM Holdings Inc.	Delaware	75-2728285	200 East Basse Road San Antonio, TX 78209
AMFM Inc.	Delaware	75-2247099	200 East Basse Road San Antonio, TX 78209
AMFM Michigan, LLC	Delaware	75-2775714	200 East Basse Road San Antonio, TX 78209
AMFM Operating Inc.	Delaware	13-3649750	200 East Basse Road San Antonio, TX 78209
AMFM Radio Group, Inc.	Delaware	99-0248292	200 East Basse Road San Antonio, TX 78209
AMFM Radio Licenses, LLC	Delaware	75-2779594	200 East Basse Road San Antonio, TX 78209
AMFM Shamrock Texas, Inc.	Texas	71-0527506	200 East Basse Road San Antonio, TX 78209
AMFM Texas Broadcasting, LP	Delaware	75-2486577	200 East Basse Road San Antonio, TX 78209
AMFM Texas Licenses, LP	Delaware	75-2486580	200 East Basse Road San Antonio, TX 78209
AMFM Texas, LLC	Delaware	74-2939082	200 East Basse Road San Antonio, TX 78209
Broadcast Architecture, Inc.	Massachusetts	04-3096275	200 East Basse Road San Antonio, TX 78209
Broadcast Finance, Inc.	Ohio	31-1390698	200 East Basse Road San Antonio, TX 78209
Capstar Broadcasting Partners, Inc.	Delaware	75-2672663	200 East Basse Road San Antonio, TX 78209
Capstar Radio Operating Company	Delaware	13-3922738	200 East Basse Road San Antonio, TX 78209
Capstar TX Limited Partnership	Delaware	13-3933048	200 East Basse Road San Antonio, TX 78209
CC Broadcast Holdings, Inc.	Nevada	20-2302507	200 East Basse Road San Antonio, TX 78209
CC Finco Holdings, LLC	Delaware	26-3757034	200 East Basse Road San Antonio, TX 78209
CC Licenses, LLC	Delaware	20-3498527	200 East Basse Road San Antonio, TX 78209
CCB Texas Licenses, Inc.	Texas	81-0587465	200 East Basse Road San Antonio, TX 78209
Central NY News, Inc.	Washington	91-1801794	200 East Basse Road San Antonio, TX 78209
Christal Radio Sales, Inc.	Delaware	13-2618663	200 East Basse Road San Antonio, TX 78209
Cine Guarantors II, Inc.	California	95-2960196	200 East Basse Road San Antonio, TX 78209
Citicasters Co.	Ohio	31-1081002	200 East Basse Road San Antonio, TX 78209
Citicasters Licenses, Inc.	Texas	74-3005625	200 East Basse Road San Antonio, TX 78209

Clear Channel Aviation, LLC	Delaware	74-2980854	200 East Basse Road San Antonio, TX 78209
Clear Channel Broadcasting Licenses, Inc.	Nevada	88-0309517	200 East Basse Road San Antonio, TX 78209
Clear Channel Broadcasting, Inc.	Nevada	74-2722883	200 East Basse Road San Antonio, TX 78209
Clear Channel Capital I, LLC	Delaware	None	200 East Basse Road San Antonio, TX 78209
Clear Channel Collective Marketing, LLC	Delaware	20-4033024	200 East Basse Road San Antonio, TX 78209
Clear Channel Company Store, Inc.	Nevada	74-2975352	200 East Basse Road San Antonio, TX 78209
Clear Channel Holdings, Inc.	Nevada	88-0318078	200 East Basse Road San Antonio, TX 78209
Clear Channel Identity, Inc.	Texas	16-1643710	200 East Basse Road San Antonio, TX 78209
Clear Channel Investments, Inc.	Nevada	91-1883551	200 East Basse Road San Antonio, TX 78209
Clear Channel Management Services, Inc.	Texas	02-0619566	200 East Basse Road San Antonio, TX 78209
Clear Channel Mexico Holdings, Inc.	Nevada	20-2303205	200 East Basse Road San Antonio, TX 78209
Clear Channel Real Estate, LLC	Delaware	74-2745435	200 East Basse Road San Antonio, TX 78209
Clear Channel Satellite Services, Inc.	Delaware	31-1125479	200 East Basse Road San Antonio, TX 78209
Clear Channel Wireless, Inc.	Nevada	74-2975253	200 East Basse Road San Antonio, TX 78209
Clearmart, Inc.	Nevada	55-0858216	200 East Basse Road San Antonio, TX 78209
Critical Mass Media, Inc.	Ohio	31-1228174	200 East Basse Road San Antonio, TX 78209
Jacor Broadcasting Corporation	Ohio	31-1363232	200 East Basse Road San Antonio, TX 78209
Jacor Broadcasting of Colorado, Inc.	Colorado	31-1212116	200 East Basse Road San Antonio, TX 78209
Jacor Broadcasting of Denver, Inc.	California	33-0250362	200 East Basse Road San Antonio, TX 78209
Jacor Communications Company	Florida	59-2054850	200 East Basse Road San Antonio, TX 78209
Katz Communications, Inc.	Delaware	13-0904500	200 East Basse Road San Antonio, TX 78209
Katz Media Group, Inc.	Delaware	13-3779266	200 East Basse Road San Antonio, TX 78209
Katz Millennium Sales & Marketing Inc.	Delaware	06-0963166	200 East Basse Road San Antonio, TX 78209
Katz Net Radio Sales, Inc.	Delaware	74-3221051	200 East Basse Road San Antonio, TX 78209
KTZMedia Corporation	Delaware	13-3779269	200 East Basse Road San Antonio, TX 78209
M Street Corporation	Washington	54-1526578	200 East Basse Road San Antonio, TX 78209
Premiere Radio Networks, Inc.	Delaware	95-4083971	200 East Basse Road San Antonio, TX 78209
Radio-Active Media, Inc.	Delaware	31-1511358	200 East Basse Road San Antonio, TX 78209
Terrestrial RF Licensing, Inc.	Nevada	55-0858211	200 East Basse Road San Antonio, TX 78209
The New Research Group, Inc.	Nevada	01-0604020	200 East Basse Road San Antonio, TX 78209

Item 1. General information.

Furnish the following information as to the trustee-

a.	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, NY
10006, and Albany, NY 12203

b.	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-l because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-l filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-l filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.	The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-l filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of March, 2009.

Law Debenture Trust Company of New York (Trustee)

By:	/s/ James D. Heaney
James D. Heaney
Managing Director

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit A hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business December 31, 2008, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

Subsequent to this Consolidated Report of Condition dated December 31, 2008, a Guarantee and Keep Well Agreement (attached as Exhibit B hereto) was executed by subsidiaries of Law Debenture, to effect capitalization of LDTC-NY in the total aggregate amount of $50,000,000, on July 12, 2002.

I, Kenneth Portera, Chief Executive Officer and Director of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 10th day of March, 2009.

/S/ Kenneth Portera
Kenneth Portera
Chief Executive Officer and Director
Law Debenture Trust Company of New York

I, James D. Heaney, Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Kenneth Portera, Chief Executive Officer of Law Debenture Trust Company of New York.

Attested by:	/S/ James D. Heaney
Its:	Managing Director

Exhibit A

FFIEC 041

Page RC-1

Consolidated Report of Condition for Insured Commercial	13
and State-Chartered Savings Banks for December 31, 2008

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin[1]		0081			267	1.a.
	b.	Interest-bearing balances[2]		0071		4	500	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)		1754				2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)		1773				2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold		B987				3.a.
	b.	Securities purchased under agreements to resell[3]		B989				3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale		5369				4.a.
	b.	Loans and leases, net of unearned income	B528					4.b.
	c.	LESS: Allowance for loan and lease losses	3123					4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529				4.d.
5.	Trading assets (from Schedule RC-D)			3545				5.
6.	Premises and fixed assets (including capitalized leases)			2145			1	6.
7.	Other real estate owned (from Schedule RC-M)			2150				7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130				8.
9.	Not applicable
10.	Intangible assets:
	a.	Goodwill		3163				10.a.
	b.	Other intangible assets (from Schedule RC-M)		0426				10.b.
11.	Other assets (from Schedule RC-F)			2160		1	792	11.
12.	Total assets (sum of items 1 through 11)			2170		6	560	12.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements, regardless of maturity.

FFIEC 041

Page RC-2

Schedule RC—Continued	14

				Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule R-E)			2200				13.a.
		(1)	Noninterest-bearing[1]	6631					13.a.(1)
		(2)	Interest-bearing	6636					13.a.(2)
	b.	Not Applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased[2]			B993				14.a.
	b.	Securities sold under agreements to repurchase[3]			B995				14.b.
15.	Trading liabilities (from Schedule RC-D)				3548				15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190				16.
17.	and 18. Not Applicable
19.	Subordinated notes and debentures[4]				3200				19.
20.	Other liabilities (from Schedule RC-G)				2930		3	467	20.
21.	Total liabilities (sum of items 13 through 20)				2948		3	467	21.
22.	Minority interest in consolidated subsidiaries				3000				22.

EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus				3838				23.
24.	Common stock				3230			1	24.
25.	Surplus (exclude all surplus related to preferred stock				3839		3	377	25.
26.	a.	Retained earnings			3632			<285>	26.a.
	b.	Accumulated other comprehensive income[5]			B530				26.b.
27.	Other equity capital components[6]				A130				27.
28.	Total equity capital (sum of items 23 through 27)				3210		3	093	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300		6	560	29.

Memorandum

To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2007	6724	1	M.1.

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
			6	=	Review of the bank’s financial statements by external auditors
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	7	=	Compilation of the bank’s financial statements by external auditors
			8	=	Other audit procedures (excluding tax preparation work)
			9	=	No external audit work

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.
[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[3]	Includes all securities repurchase agreements, regardless of maturity.
[4]	Includes limited-life preferred stock and related surplus.
[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Exhibit B

GUARANTEE AND KEEP WELL AGREEMENT

This Guarantee and Keep Well Agreement (the “Agreement”) dated as of July 12, 2002 is entered into by and among Law Debenture Guarantee Limited (the “Guarantor”), LDC Trust Management Limited (the “Parent”), and Law Debenture Trust Company of New York (the “Trust Company”).

WHEREAS, the Guarantor and the Trust Company are wholly-owned subsidiaries of the Parent;

WHEREAS, in order to enable the Trust Company to conduct its corporate trust business and meet qualification requirements of documents pertaining to its acceptance of trust appointments, the Trust Company requires combined capital and surplus of U.S. $50,000,000; and

WHEREAS, the Parent and the Guarantor have determined that the execution and delivery by them of this Agreement is necessary in order for the Trust Company to conduct, promote and attain corporate trust business in the United States.

Now, THEREFORE, in consideration of the premises herein and intending to be legally bound by this Agreement, each of the Guarantor, the Trust Company and the Parent hereby agree as follows:

1.	Stock Ownership.

During the term of this Agreement, the Parent will own, indirectly or directly, all of the capital stock of the Trust Company and the Guarantor; provided, however, that, upon sixty (60) days’ prior written notice to and the consent of the Trust Company (which consent shall not be unreasonably withheld), the Guarantor may sell, transfer or otherwise assign any such capital stock (or any interest therein) that it now owns or may hereafter acquire.

2.	Covenants of the Parent.

It is understood and agreed by all parties hereto that the obligations under Section 3(a) are solely those of the Guarantor and no recourse can be had in connection therewith against the Parent.

(a) The Parent agrees that during the term of this Agreement, it shall not, without the prior written consent of the Trust Company and the Guarantor, unless it has already contributed the Maximum Aggregate Capitalization Amount (as defined below), cause the Guarantor to consolidate with or merge into any other corporation, or liquidate, wind up or dissolve the Guarantor (or otherwise cause the Guarantor to suffer any liquidation, winding up or dissolution), or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, whether now owned or hereafter acquired, to any person, except (i) the merger or consolidation of the Guarantor and any person, provided, that the surviving corporation is the Guarantor, and (ii) sales, transfers, leases and other dispositions of assets in the ordinary course of the Guarantor’s business, provided, that such sale, transfer, lease or other disposition of assets does not materially adversely affect the Guarantor’s ability to perform its obligations hereunder.

(b) If, during the term of this Agreement, the Guarantor is unable or refuses to perform its obligations under section 3(a) of this Agreement, the Parent may, at its option or at the request of the Trust Company, cause such obligations to be performed. During the term of this Agreement, the Parent agrees to monitor the financial condition and management of the Guarantor and the Trust Company.

3.	The Guarantee

(a) The Guarantor hereby guarantees a combined capital and surplus to the Trust Company in the amount of U.S. $50 million; provided, however, that the maximum amount of capitalization shall not at any time exceed U.S. $50,000,000 in the aggregate (the “Maximum Aggregate Capitalization Amount”). Under no circumstances shall the Guarantor be required to pay or contribute any amounts in excess of the Maximum Aggregate Capitalization Amount hereunder.

(b) If, during the term of this Agreement, the Trust Company is unable to make timely payment of any debt, liability or other obligation as the same shall become due (the “Guaranteed Obligations”), the Trust Company shall request from the Guarantor, and the Guarantor promptly shall provide the Trust Company, pursuant to its obligations under (a) above, such funds (in the form of cash or liquid assets in an amount sufficient to permit the Trust Company to make timely payment in respect of such debt, liability or other obligation) as equity, provided, however, that such Guaranteed Obligations shall not in the aggregate exceed the Maximum Aggregate Capitalization Amount. Any request for payment pursuant to this section shall specifically identify the debt, liability or other obligation in respect of which the Trust Company is unable to make timely payment and with respect to which the Trust Company seeks funds not to exceed the Maximum Aggregate Capitalization Amount. Each of the Trust Company and the Guarantor hereby acknowledges that any funds provided by the Guarantor pursuant thereto shall be used solely to make payment with respect to such identified Guaranteed Obligation and not for any other purposes. Notwithstanding any termination of this Agreement as provided hereunder or otherwise, this Agreement shall continue in effect or be reinstated with respect to the payment of a debt, liability or an obligation which is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the

Trust Company, all as though such payment had not been made, provided, however, that such Guaranteed Obligations shall not in the aggregate exceed the Maximum Aggregate Capitalization Amount.

(c) Any payments made hereunder by the Guarantor to the Trust Company within 30 days after the end of a quarterly period shall be deemed to have been made as of the end of such period.

(d) This Agreement may be amended from time to time by mutual written consent of duly authorized officers of each of the Guarantor, the Parent and the Trust Company.

(e) This Agreement may be terminated only upon written notification to the Trust Company by the Guarantor and the Parent, and in no event shall termination occur earlier than ninety days following such written notification. Unless so terminated, this Agreement shall remain in effect for the duration of the Trust Company’s conducting of trust business in the United States.

(f) The Guarantor hereby waives any failure or delay on the part of the Trust Company in asserting or enforcing any of its rights or in making any claims or demands hereunder. The Trust Company may at any time, without the Guarantor’s consent, without notice to the Guarantor and without affecting or impairing the Trust Company’s rights, or impairing the Guarantor’s obligations hereunder, do any of the following with respect to any obligation: (a) grant renewals and extensions of time, for payment or otherwise, (b) accept new or additional documents, instruments or agreements relating to or in substitution of said obligation, or (c) otherwise handle the enforcement of its respective rights and remedies in accordance with its business judgment.

(g) Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(h) The covenants herein set forth shall be mutually binding upon, and inure to the mutual benefit of the Guarantor and its successors and assignees, the Trust Company and its respective successors and assignees, and to the Parent and its respective successors and assignees.

(i) The obligations of the Guarantor under this Agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(i) any lack of validity or enforceability of this Agreement or any other document or instrument relating hereto;

(ii) any extension or renewal for one or more periods (whether or not longer than the original period) or change in the time, manner, or place or payment of, or in any other term of, all or any of the Guaranteed Obligations;

(iii) any change in the ownership of capital stock of the Trust Company or any change in the identity or structure of the Trust Company, whether by consolidation, merger or otherwise;

(iv) any release or amendment or waiver of or consent to departure from the terms of this Agreement; or

(v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations in respect of this Agreement.

4.	Representations and Warranties

(a)	The Guarantor hereby represents that:

(i) the Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; and

(ii) the Guarantor has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(b)	The Parent hereby represents that the Parent owns directly or indirectly 100% of the issued and outstanding voting common stock of the Trust Company and the Guarantor.

5.	Governing Law and Submission to Jurisdiction

(a) Governing Law—This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

(b) The Parent and the Guarantor hereby irrevocably consent to and hereby submit themselves to the jurisdiction of the United States District Court of the Southern District of New York (the “New York Court”) solely in connection with any proceeding relating hereto.

(c) The Parent and the Guarantor hereby severally represent and warrant each in respect of itself alone that it has no right to immunity from the service of process or jurisdiction or any judicial proceedings of any competent court located pursuant to section (b) above or from execution of any judgment in the United States or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter solely arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that the Parent or the Guarantor is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located pursuant to section (b) above, and to the extent permitted by law, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity solely with respect to its obligations hereunder or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the Guarantor, the Trust Company and the Parent have caused this Agreement to be executed by their respective duly authorized officers as of this 12 day of July 2002.

LAW DEBENTURE GUARANTEE LIMITED

By:	/s/ CAROLINE J. BANSZKY
Name:	CAROLINE J. BANSZKY
Title:	DIRECTOR

LDC TRUST MANAGEMENT LIMITED

By:	/s/ JULIAN MASON-JEBB
Name:	JULIAN MASON-JEBB
Title:	DIRECTOR

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ NJ KUENSTNER
Name:	NJ KUENSTNER
Title:	PRESIDENT